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                                                                    EXHIBIT 10.4


                                 LEUCHEMIX, INC.


                            INVESTOR RIGHTS AGREEMENT

         This Investor Rights Agreement (this "AGREEMENT") is made and entered into as of October 1, 2004 (the "EFFECTIVE DATE"), by and among Leuchemix, Inc., a California corporation (the "COMPANY"), the holders of Common Stock set forth on EXHIBIT A attached hereto (collectively, the "FOUNDERS"), and the undersigned purchaser (the "INVESTOR") of Series A Preferred Stock (the "SECURITIES").


                                    RECITALS

         WHEREAS, in order to induce the Investor to invest in the Company pursuant to that certain Series A Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT"), the parties hereto desire to enter into this Agreement to provide registration and other rights to the Investor.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants set forth herein, the parties hereby agree as follows:


                                    AGREEMENT

         1. REGISTRATION RIGHTS.

                  1.1 DEFINITIONS. As used in this Agreement:

                           (a) "COMMISSION" shall mean the United States
Securities and Exchange Commission.

                           (b) "COMMON STOCK" shall mean the Company's Common
Stock.

                           (c) "EQUITY SECURITIES" shall mean (i) Common Stock,
rights, options or warrants to purchase Common Stock, (ii) any security other than Common Stock having voting rights in the election of the Board of Directors, not contingent upon a failure to pay dividends, (iii) any security convertible into or exchangeable for any of the foregoing except that Equity Securities shall not include the Series A Preferred Stock, and (iv) any agreement or commitment to issue any of the foregoing.

                           (d) The term "FORM S-3" means such form under the
Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission (as defined below) which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

                           (e) The terms "HOLDER" or "HOLDERS" shall mean the
Investor so long as it holds Registrable Securities and any other person or persons owning of record Registrable Securities to whom the registration rights conferred by this Agreement have been duly assigned in accordance with this Agreement; PROVIDED, HOWEVER, that for purposes of this Agreement, a record holder of Securities convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and PROVIDED, FURTHER,

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that Holders of Registrable Securities will not be required to convert their
Securities into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

                           (f) "INITIAL PUBLIC OFFERING"shall mean the first
underwritten sale of the Company's Common Stock to the general public pursuant to a registration statement under the Securities Act.

                           (g) "QUALIFIED EQUITY FINANCING" shall mean a bona
fide equity financing in a single transaction or series of related transactions involving sales by the Company of its capital stock that result in gross proceeds to the Company of at least Four Million Dollars ($4,000,000).

                           (h) The terms "REGISTER," "REGISTERED," and
"REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                           (i) "REGISTRABLE SECURITIES" shall mean: (i) any and
all shares of the Common Stock issued or issuable upon the conversion of the Securities and (ii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, in exchange for or in replacement of, all such shares of Common Stock described in clause (i) of this subsection (b); provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement were not assigned.

                           (j) "REGISTRABLE SECURITIES THEN OUTSTANDING" shall
mean the number of shares of Common Stock which are Registrable Securities and
(1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

                           (k) "RULE 144" shall mean Rule 144 as promulgated by
the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

                           (l) "SECURITIES" shall mean the Company's Series A
Preferred Stock.

                           (m) "SECURITIES ACT" shall mean the Securities Act of
1933, as amended.

                  1.2 DEMAND REGISTRATION.

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                           (a) REQUEST BY HOLDERS. If the Company shall receive
from Holders (the "INITIATING HOLDERS") at any time or times not earlier than one hundred and eighty (180) days after the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public, a written request that the Company effect any registration with respect to at least twenty-five percent (25%) of the Registrable Securities Then Outstanding (or any lesser percentage if the aggregate offering price exceeds Twenty-five Million Dollars ($25,000,000)), then the Company shall, within ten (10) business days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 1.2.

                           (b) EXCEPTIONS. Notwithstanding the foregoing,
Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

                                    (i) during the period starting with the date
sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                    (ii) after the Company has initiated two (2)
such registrations pursuant to this Section 1.2 (counting for these purposes only registrations which have been declared or ordered effective);

                                    (iii) in any particular jurisdiction in
which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                    (iv) if the Initiating Holders propose to
dispose of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.4 hereof;

                                    (v) if the Initiating Holders do not request
that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company, which consent will not be unreasonably withheld); or

                                    (vi) if the Company and the Initiating
Holders are unable to obtain the commitment of the underwriter described in clause (v) above to firmly underwrite the offer.

                           (c) UNDERWRITING. The right of any Holder to include
his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form


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with the managing underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

                           (d) DEFERRAL. Notwithstanding the foregoing, if the
Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 1.2, a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any twelve (12) month period.

                           (e) EXPENSES. All expenses incurred in connection
with a registration pursuant to this Section 1.2, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one (1) counsel for the selling Holder or Holders (but excluding underwriters' and brokers' discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this
Section 1.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered; PROVIDED, FURTHER, HOWEVER, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 1.2.

                  1.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 1.2 or Section 1.4 of this Agreement or to any


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employee benefit plan or a corporate reorganization) and will afford each such
Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                           (a) UNDERWRITING. If a registration statement under
which the Company gives notice under this Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, FIRST, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                           (b) EXPENSES. All expenses incurred in connection
with a registration pursuant to this Section 1.3 (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one (1) counsel for the selling Holder or Holders shall be borne by the Company. The Company and each Holder participating in a registration pursuant to this Section 1.3 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

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                           (c) RIGHT TO TERMINATE REGISTRATION. The Company
shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by the Company as defined above.

                  1.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

                           (a) promptly give written notice of the proposed
registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                           (b) as soon as practicable, effect such registration
and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.4:

                                    (i) if Form S-3 is not available for such
offering by the Holders;

                                    (ii) if the Holders, together with the
holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than One Million Dollars ($1,000,000);

                                    (iii) if the Company shall furnish to the
Holders a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than one hundred twenty (120) days following receipt of the request of the Holder or Holders under this Section 1.4;

                                    (iv) if the Company has, within the six (6)
month period preceding the date of such request, already effected one (1) registration on Form S-3 for Holders pursuant to this Section 1.4; or

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                                    (v) in any particular jurisdiction in which
the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                           (c) EXPENSES. Subject to the foregoing, the Company
shall file a Form S-3 registration statement covering the Registrable Securities so requested to be registered pursuant to this Section 1.4 as soon as practicable after receipt of the request(s) of the Holder(s) for such registration. Except for the first registration pursuant to this Section 1.4, the Holders who wish to participate in an S-3 registration shall pay all expenses incurred in connection with each registration requested pursuant to this Section 1.4, including without limitation all filing, registration and qualification, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one (1) counsel for the selling Holder or Holders (the "FORM S-3 REGISTRATION EXPENSES"). For the first such registration pursuant to this Section 1.4, the Company shall pay the Form S-3 Registration Expenses (excluding underwriters' or brokers' discounts and commissions).

                           (d) NOT DEMAND REGISTRATION. Form S-3 registrations
shall not be deemed to be demand registrations as described in Section 1.2 above.

                  1.5 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                           (a) prepare and file with the Commission a
registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder with respect to a Form S-3 registration, keep such registration statement effective for up to ninety (90) days;

                           (b) prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                           (c) furnish to the Holders such number of copies of a
prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

                           (d) use its reasonable commercial efforts to register
and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                           (e) in the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (it being understood and agreed that, as a condition to the Company's obligations under this clause (e), each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

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                           (f) notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                           (g) furnish, at the request of any Holder requesting
registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  1.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2, 1.3 or 1.4 hereof that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

                  1.7 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 1.2, 1.3 or 1.4 hereof:

                           (a) BY THE COMPANY. To the extent permitted by law,
the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "EXCHANGE ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

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                                    (i) any untrue statement or alleged untrue
statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                                    (ii) the omission or alleged omission to
state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                                    (iii) any violation or alleged violation by
the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Holder, partner, officer, director, underwriter or controlling person of any Holder.

                           (b) BY SELLING HOLDERS. To the extent permitted by
law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and PROVIDED FURTHER, that the total amounts payable in indemnity by a Holder under this
Section 1.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

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                           (c) NOTICE. Promptly after receipt by an indemnified
party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

                           (d) DEFECT ELIMINATED IN FINAL PROSPECTUS. The
foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus (i) was furnished to the indemnified party and (ii) was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                           (e) CONTRIBUTION. In order to provide for just and
equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 1.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; PROVIDED, HOWEVER, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                           (f) SURVIVAL. The obligations of the Company and
Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

                  1.9 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of or engage in any other transaction regarding any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty
(180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that all executive officers, directors and five percent (5%) shareholders of the Company then holding Common Stock of the Company enter into similar agreements.

         In order to enforce the foregoing covenant, the Holder agrees to execute the form of agreement requested by the Company and/or underwriter.

                  1.10 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

                           (a) make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                           (b) use its best efforts to file with the Commission
in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                           (c) as long as a Holder owns any Registrable
Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

                  1.11 TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to Sections 1.2, 1.3 and 1.4 with respect to:
(i) any request or requests for registration made by any Holder on a date more than five (5) years after the closing date of the Initial Public Offering or
(ii) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 1.2, 1.3 or 1.4 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

         2. ASSIGNMENT.

                  2.1 ASSIGNMENT. Notwithstanding anything herein to the contrary, the registration rights of a Holder under Section 1, the Right of First Refusal under Section 3 and the information rights under Section 4 may be assigned only to (i) a party who acquires at least five percent (5%) of the total number of shares of Registrable Securities or (ii)(A) a shareholder, partner, member, or beneficiary of such Holder; (B) a spouse, child, parent or beneficiary of the estate of such Holder or (C) a trust for the benefit of the persons set forth in (A) or (B); provided, however, that no party may assign any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name, address and tax identification number of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2.

                  2.2 (a) CERTIFICATE. Each certificate representing Securities or Registrable Securities shall (unless otherwise permitted by the provisions of the agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                           (b) REISSUANCE OF STOCK CERTIFICATE. The Company
shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the Securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                           (c) REMOVAL OF LEGEND. Any legend endorsed on an
instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         3. INVESTOR'S RIGHT OF FIRST REFUSAL.

                  3.1 If, at any time prior to the termination of this right of first refusal pursuant to subsection 3.6, the Company should desire to issue in a transaction not registered under the Securities Act in reliance upon a claimed exemption thereunder, any Equity Securities (as hereinafter defined), it shall give Investor the right to purchase Investor's pro rata share (or any part thereof) of all of such privately offered Equity Securities on the same terms as the Company is willing to sell such Equity Securities to any other person. Investor's pro rata share of the Equity Securities shall be equal to that percentage of the outstanding Common Stock of the Company held by Investor on the date immediately prior to the transaction at issue. For purposes of determining such pro rata share, the outstanding Common Stock of the Company shall include (i) outstanding shares of Common Stock, and (ii) shares of Common Stock issued or issuable upon exercise and/or conversion of any then outstanding options, warrants and Preferred Stock of the Company and (iii) shares reserved for employees pursuant to any stock grant, stock purchase and/or stock option plans or any other stock incentive program, agreement or arrangement as described in subsection 3.5 below less any outstanding options or shares issued from such reserve.

                  3.2 Prior to any sale or issuance by the Company of any Equity Securities, the Company shall notify Investor in writing of its intention to sell and issue such securities, setting forth the terms under which it proposes to make such sale. Within thirty (30) days after receipt of such notice, Investor shall notify the Company whether Investor desires to purchase Investor's pro rata share, or any part thereof, of the Equity Securities so offered.

                  3.3 After termination of the thirty (30) day period specified in subsection 3.2 above, the Company may, during a period of sixty (60) days following the end of such thirty (30) day period, sell and issue such Equity Securities as to which Investor does not indicate a desire to purchase to another person as well as those additional shares of Equity Securities it originally intended to issue to other persons, upon the same terms and conditions as those set forth in the notice to the Investor. In the event the Company has not sold the Equity Securities, or has not entered into an agreement to sell the Equity Securities, within said sixty (60) day period, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Investor in the manner provided above.

                  3.4 If Investor gives the Company notice that Investor desires to purchase any of the Equity Securities offered by the Company, payment for the Equity Securities shall be by check or wire transfer, against delivery of the Equity Securities at the executive offices of the Company within twenty (20) days after giving the Company such notice, or, if later, the closing date for the proposed sale of such Equity Securities. The Company shall take all such action as may be required by any regulatory authority in connection with the exercise by Investor of the right to purchase Equity Securities as set forth in this Section 3.

                  3.5 The right of first refusal contained in this Section 3 shall not apply to the issuance by the Company of Equity Securities (i) to employees, consultants, directors or officers of the Company pursuant to stock grant, stock purchase and/or stock option plans or any other stock incentive program, agreement or arrangement approved by the Board of Directors, (ii) pursuant to the acquisition of another business entity or other business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity, (iii) in connection with a strategic investment or acquisition of technology or intellectual property that is approved by the Board of Directors, (iv) in connection with equipment financing or leasing arrangements or in connection with strategic partnering transactions approved by the Board of Directors, (v) issued upon conversion of shares of any Preferred Stock, or any notes convertible into shares of the Company's capital stock, (vi) issued in connection with any stock split, stock dividend, recapitalization or similar event, (vii) issued in connection with an Initial Public Offering or (viii) otherwise constituting securities which are not Additional Shares of Common Stock (as defined in the Company's Amended and Restated Articles of Incorporation as amended from time to time) or, if exercisable or convertible, securities which are not exercisable or convertible for Additional Shares of Common Stock.

                  3.6 The right of first refusal contained in this Section 3 shall terminate upon the closing of an Initial Public Offering. If Investor fails to purchase all the Subsequent Shares at any Subsequent Closing (such terms being defined in the Purchase Agreement), after having received written notice and the opportunity to cure as set forth in Section 1.3 of the Purchase Agreement, then the right of first refusal contained in this Section 3 shall become null and void.

         4. COVENANTS OF THE COMPANY.

                  4.1 FINANCIAL STATEMENTS AND REPORTS. So long as Investor continues to hold any of the Securities or Registrable Securities, the Company shall establish and maintain internal control policies and procedures that will permit Investor to comply with the Sarbanes Oxley Act of 2002 (and related authoritative pronouncements and guidelines) in all material respects, and that will allow the Company to produce and report financial information in accordance with GAAP, and Company agrees as follows:

                           (a) To deliver to Investor as soon as practicable
after the end of each fiscal year of the Company, and in any event within sixty
(60) days thereafter, an audited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such year and audited consolidated statements of income, shareholders' equity and cash flows for such year, which year-end financial reports shall be in reasonable detail prepared in accordance with generally accepted accounting principles ("GAAP") and by an accounting firm to be approved by Investor, which approval shall not be unreasonably withheld or delayed;

                           (b) To deliver to Investor as soon as practicable
after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within twenty (20) days thereafter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, all prepared in accordance with GAAP, all in reasonable detail, subject to changes resulting from year-end audit adjustments, and signed by the principal financial or accounting officer of the Company;

                           (c) To deliver to Investor within thirty (30) days
prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including a balance sheet and statement of operations for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

                           (d) Upon the reasonable request of Investor to submit
to any reasonable financial audit or inquiries requested by Investor in order to enable Investor to reasonably comply with its regulatory financial reporting obligations; and

                           (e) The Company's fiscal year shall correspond to the
calendar year.

         Investor agrees to reimburse the Company for expenses in excess of Forty Thousand Dollars ($40,000) incurred by the Company with respect to the 2005 and 2006 fiscal years in complying with its obligations under this Section
4.1. Thereafter and on an annual basis, Investor and the Company agree to negotiate in good faith regarding the appropriate level of reimbursement, if any, of such expenses by Investor, PROVIDED, HOWEVER, that Investor's obligations described in the preceding sentence shall exist for each fiscal year that Investor requests the Company to comply with the information requirements of this Section 4.1.

         Investor agrees that any information obtained by the Investor pursuant to this Section 4 which is reasonably perceived to be proprietary to the Company or otherwise confidential will not, unless Investor shall otherwise be required by law or the rules of any national securities exchange or association, be disclosed without the prior written consent of the Company. Investor further acknowledges and understands that any information will not be utilized by the Investor in connection with purchases and sales of the Company's securities except in compliance with applicable state and federal antifraud statutes.

         For so long as Investor is eligible to receive reports under this
Section 4, Investor shall have the right to visit and inspect the Company's properties, to examine its books of account and records and to discuss the affairs, finances and accounts of the Company with the Company's officers, all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated to provide any information that it reasonably considers to be a trade secret or to contain confidential information. Investor shall pay any expenses incurred by them in connection with their discussions of the affairs, finances and accounts of the Company.

         In the event of amendments or additions to the reporting requirements under the Exchange Act (and related rules and regulations) or other similar federal or state laws, the Company agrees to consent to reasonable amendments to this Section 4.1 as to enable Investor to comply with such requirements.

                  4.2 BOARD OF DIRECTORS. At each election of directors of the Company, the Investor and Founders hereby consent and agree to vote (in person, by proxy or by written consent, as appropriate) in favor of the following persons all shares of outstanding voting capital stock of the Company now held or subsequently acquired by the Investors or Founders to elect: (i) one (1) nominee by the holders of Series A Preferred Stock, voting as a separate class, and (ii) up to four (4) nominees chosen by the holders of Common Stock and Series A Preferred Stock, voting together as a single class. If any vacancy shall occur on the Board of Directors, all parities hereto shall take all necessary actions, including the holding of a meeting of the shareholders if required, to insure that the composition of the Board of Directors remains as set forth herein. Should the provisions of this Section 4.2 be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of the Agreement. The obligations set forth in this Section 4.2 shall terminate upon the closing of an Initial Public Offering.

                  4.3 STOCK VESTING. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following such person's services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest on a monthly pro rata basis over the remaining three
(3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

                  4.4 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. The Company shall require all employees and officers to execute and deliver a Proprietary Information and Inventions Assignment Agreement substantially in the form or forms, which have been delivered to Investor.

                  4.5 TERMINATION OF COVENANTS. All covenants of the Company contained in Section 4 of this Agreement shall expire and terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Public Offering; (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act;
(iii) the date on which this Agreement is terminated by a writing executed by the Company, the holders of a majority of the shares of Series A Stock then subject to this Agreement and the holders of a majority of the Common Stock then subject to this Agreement; (iv) the dissolution of the Company; or (v) the closing of an Acquisition (as defined in the Company's Amended and Restated Articles of Incorporation as amended from time to time).

         5. GENERAL PROVISIONS.

                  5.1 NOTICES. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given to such party under this Agreement on the earliest of the following:

                           (i) the date of personal delivery;

                           (ii) one (1) business day after transmission by
facsimile or telecopier, addressed to the other party at its facsimile number or telecopier address specified herein (or hereafter noticed to the parties hereto), with confirmation of transmission;

                           (iii) one (1) business day after deposit with a
return receipt express courier for United States deliveries, or three (3) business days after such deposit for deliveries outside of the United States; or

                           (iv) three (3) business days after deposit in the
United States mail by registered or certified mail (return receipt requested) for United States deliveries.

All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below such party's signature on this Agreement, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile or by express courier. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date effectively given to the last party required to be given such notice. Notices to the Company will be marked "Attention: President."

                  5.2 ENTIRE AGREEMENT. This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

                  5.3 GOVERNING LAW. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

                  5.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                  5.5 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

                  5.6 SUCCESSORS AND ASSIGNS. Subject to the provisions of
Section 2.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

                  5.7 CAPTIONS. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

                  5.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5.9 COSTS AND ATTORNEYS' FEES. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                  5.10 ADJUSTMENTS FOR STOCK SPLITS AND CERTAIN OTHER CHANGES. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

                  5.11 AGGREGATION OF STOCK. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  5.12 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

                  5.13 AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the holders of a majority of the Series A Stock then subject to this Agreement voting as a separate class and the holders of a majority of the Common Stock then subject to this Agreement voting as a separate class; PROVIDED, HOWEVER, that the consent of the holders of the Series A Stock or Common Stock shall not be required for
(i) any amendment (other than an amendment (A) to Section 3 which provides the holders of the Series A Stock with rights thereunder (I.E., as to a right of first refusal) which are not substantially the same as, and are inferior to, rights which are being provided to any purchaser of the Company's capital stock in a Qualified Equity Financing or, if no such rights are granted to such purchasers, which eliminates such rights of such holders, or (B) to this Section
5.13 (except where additional consent requirements - such as for holders of a majority of shares of the Company's capital stock sold in a Qualified Equity Financing - are being added)) that (x) is deemed by a resolution of the majority of the Board of Directors of the Company to be necessary and appropriate in connection with a future Qualified Equity Financing and (y) is effective only upon the closing of such Qualified Equity Financing, or (ii) any amendment that occurs following any failure by the Investor to purchase any shares of the Series A Stock as and when contemplated by the Purchase Agreement, which failure has not been cured within the period provided in Section 1.3 of the Purchase Agreement. Any amendment or waiver effected in accordance with this Section 5.13 shall be binding upon each holder of any securities subject to this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

                  5.14 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date and year first above written.





                             COMPANY:     LEUCHEMIX, INC.


                                          By: /S/ WILLIAM MATTHEWS
                                              ------------------------
                                          Title: PRESIDENT
                                                ----------------------

                                          Address: 1600 CANADA LANE
                                              ------------------------
                                                   WOODSIDE, CA  94062
                                              ------------------------

                              INVESTOR:  COMBIMATRIX CORPORATION

                                          /S/ AMIT KUMAR
                                          ----------------------------
                                          By: Amit Kumar, CEO

                                          CombiMatrix Corporation
                                          6500 Harbour Heights Parkway, Ste. 110
                                          Mukilteo, WA  98275

                                     FOUNDERS:


                                                  /S/ JOHN BURKE
                                                  ------------------------------
                                                  John Burke


                                                  Address: ADDRESS OMITTED
                                                       -------------------------
                                                       -------------------------
                                                       -------------------------



                                                  /S/ PETER CROOKS
                                                  ------------------------------
                                                  Peter Crooks


                                                  Address: ADDRESS OMITTED
                                                       -------------------------
                                                       -------------------------
                                                       -------------------------


                                                  /S/ CINDY HAWKINS
                                                  ------------------------------
                                                  Cindy Hawkins


                                                  Address: ADDRESS OMITTED
                                                       -------------------------
                                                       -------------------------
                                                       -------------------------




                                                  /S/ CHRISTOPHER HENNEY
                                                  ------------------------------
                                                  Christopher Henney


                                                  Address: ADDRESS OMITTED
                                                       -------------------------
                                                       -------------------------
                                                       -------------------------




                                                  /S/ MIKE HIRD
                                                  ------------------------------
                                                  Mike Hird


                                                  Address: ADDRESS OMITTED
                                                       -------------------------
                                                       -------------------------
                                                       -------------------------


                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                              /S/ CRAIG JORDAN
                                              ----------------------------------
                                              Craig Jordan


                                              Address: ADDRESS OMITTED
                                                     ---------------------------
                                                     ---------------------------
                                                     ---------------------------


                                              /S/ WILLIAM MATTHEWS
                                              ----------------------------------
                                              William Matthews


                                              Address: ADDRESS OMITTED
                                                     ---------------------------
                                                     ---------------------------
                                                     ---------------------------


                                              /S/ HARIKRISHNA NAKSHATRI
                                              ----------------------------------
                                              Harikrishna Nakshatri


                                              Address: ADDRESS OMITTED
                                                     ---------------------------
                                                     ---------------------------
                                                     ---------------------------


                                              /S/ CHRISTOPHER SWEENEY
                                              ----------------------------------
                                              Christopher Sweeney


                                              Address: ADDRESS OMITTED
                                                     ---------------------------
                                                     ---------------------------
                                                     ---------------------------



                                              /S/ ROGER WHITING
                                              ----------------------------------
                                              Roger Whiting


                                              Address: ADDRESS OMITTED
                                                     ---------------------------
                                                     ---------------------------
                                                     ---------------------------




                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                    EXHIBIT A
                                    ---------

                                    FOUNDERS




NAME                                                     SHARES OF COMMON STOCK
----                                                     ----------------------

John Burke                                                           25,000

Peter Crooks                                                      1,000,000

Cindy Hawkins                                                        25,000

Christopher Henney                                                  100,000

Mike Hird                                                            25,000

Craig Jordan                                                      1,000,000

William Matthews                                                  2,000,000

Harikrishna Nakshatri                                             1,000,000

Christopher Sweeney                                               1,000,000

Roger Whiting                                                       100,000

                                        TOTAL:                    6,275,000


                                      A-1